Exhibit 99.1

Contacts:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Verint Signs Definitive Agreement to Acquire Comverse Technology Holding Company Following Spin Off of its Telecom Business

Comverse Technology Shareholders to Become Direct Stockholders of Verint Through an Exchange, Eliminating Majority Ownership and Control Structure

MELVILLE, N.Y., August 13, 2012 — Verint® Systems Inc. (NASDAQ: VRNT) today announced that it has signed a definitive merger agreement (the “Merger Agreement”) with Comverse Technology, Inc. (“CTI”).  Under this Agreement, following the completion of CTI’s previously announced distribution of its telecom business and substantially all of its other assets, other than its holdings in Verint, to its shareholders Verint will acquire CTI, eliminating CTI’s majority ownership in and control of Verint. CTI currently holds approximately 41.0%, of Verint’s outstanding common shares and all of Verint’s outstanding convertible preferred shares which, if converted, would result in CTI holding approximately 53.7% of Verint’s basic outstanding common shares.

“We look forward to becoming a non-controlled and independent public company.  Clarifying our ownership structure is a significant positive for Verint as we continue to focus on increasing shareholder value,” said Dan Bodner, CEO and President.

Financial Terms

Under the terms of the Merger Agreement, Verint will acquire CTI for approximately 27.5 million Verint common shares (a number of shares equal to CTI’s ownership on an as converted basis at the expected time of transaction closing) plus up to an additional $25 million in Verint common shares (with the final additional amount dependent on the timing of CTI’s distribution or other disposition of substantially all of its non-Verint assets (the “Comverse Disposition”)).  The Verint convertible preferred shares held by CTI are currently entitled to accrued dividends at an annual rate of 3 7/8%, and as such, the maximum additional amount of $25 million is equivalent to approximately two years of dividends that CTI would otherwise have been entitled to receive if the convertible preferred shares had remained outstanding.

Dan Bodner continued, “The elimination of the convertible preferred stock and dividend will simplify Verint’s capital structure and the distribution of Verint’s shares directly to CTI’s shareholders will significantly increase Verint’s public float and liquidity for investors.”

Timing

The closing of the merger is subject to certain conditions including, among other things, the completion of the Comverse Disposition, the filing by Verint and effectiveness of a Form S-4 registration statement, and receipt of the requisite approval of Verint and CTI shareholders.  CTI has agreed to vote all of its Verint shares in favor of the merger at the Verint stockholder meeting to approve the merger.  In addition to the stockholder approvals required by applicable law, the Merger Agreement provides that the merger must be approved by the affirmative vote of holders of a majority of Verint common shares present at the stockholder meeting that are not held by CTI or its subsidiaries.  Verint currently expects to file the Form S-4 registration statement with the Securities and Exchange Commission in its third quarter or early in its fourth quarter and to close the merger in its first quarter of next year, however, there can be no assurance as to when or if the transactions contemplated by the Merger Agreement will be consummated.

Special Committee Process

Verint’s board of directors, acting upon the unanimous recommendation of a special committee of the board comprised solely of independent and disinterested directors (the “Special Committee”) approved the Merger Agreement and the transactions contemplated thereby and recommended that Verint’s stockholders (other than CTI) vote to approve the Merger Agreement and the transactions contemplated thereby. The Special Committee negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors, Citigroup Global Markets Inc. and Loeb & Loeb LLP.  Verint received legal advice from Jones Day.

Board of Directors

Verint’s nine person board currently includes four CTI-affiliated directors (members of the CTI’s board of directors or management). Prior to completion of the merger, it is expected that two of these CTI-affiliated directors will be replaced with independent directors pursuant to an existing agreement between CTI and Cadian Capital previously disclosed by CTI.  Concurrent with the merger, the remaining CTI-affiliated directors are expected to resign from the Verint board.

For more information regarding the merger, please see Verint’s Current Report on Form 8-K that was filed this morning.  The Form 8-K includes a copy of the Merger Agreement as an exhibit.

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This press release does not constitute an offer of any securities for sale. In connection with the merger, Verint and CTI expect to file with the Securities and Exchange Commission a joint proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed by Verint and/or CTI with the Securities Exchange Commission because they will contain important information about Verint and CTI and the proposed transaction. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus and other documents when filed by Verint and CTI with the Securities and Exchange Commission at www.sec.gov or www.verint.com or www.cmvt.com. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

This press release is not a solicitation of a proxy from any security holder of Verint or CTI and shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.  However, Verint, CTI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the Securities and Exchange Commission.  Information about the directors and executive officers of Verint may be found in its Annual Report on Form 10-K for the year ended January 31, 2012 and in its definitive proxy statement relating to its 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 14, 2012.  Information about the directors and executive officers of CTI may be found in its Annual Report on Form 10-K for the year ended January 31, 2012 and in its preliminary proxy statement on Schedule 14A filed with the SEC on June 7, 2012 and the preliminary information statement attached thereto.

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This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or events to differ materially from current expectations include: uncertainties regarding the expected benefits from the merger; risks associated with Verint’s and CTI’s ability to satisfy the conditions and terms of the merger, and to execute the merger in the estimated timeframe, if at all; and risks associated with the expected governance of Verint upon completion of the merger.  For a detailed discussion of certain risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2012, and other filings we make with the SEC.  The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

About Verint Systems Inc.

Verint® (NASDAQ: VRNT) is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps worldwide organizations capture and analyze complex, underused information sources—such as voice, video and unstructured text—to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in N.Y. and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

VERINT, ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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